As filed with the Securities and Exchange Commission on July 2, 2024

Registration No. 333-213679

Registration No. 333-216909

Registration No. 333-227502

Registration No. 333-230032

Registration No. 333-236767

Registration No. 333-253639

Registration No. 333-263048

Registration No. 333-269039

Registration No. 333-270008

Registration No. 333-277386

Registration No. 333-277387

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO 1.

TO:

FORM S-8 REGISTRATION STATEMENT (No. 333-213679)

FORM S-8 REGISTRATION STATEMENT (No. 333-216909)

FORM S-8 REGISTRATION STATEMENT (No. 333-227502)

FORM S-8 REGISTRATION STATEMENT (No. 333-230032)

FORM S-8 REGISTRATION STATEMENT (No. 333-236767)

FORM S-8 REGISTRATION STATEMENT (No. 333-253639)

FORM S-8 REGISTRATION STATEMENT (No. 333-263048)

FORM S-8 REGISTRATION STATEMENT (No. 333-269039)

FORM S-8 REGISTRATION STATEMENT (No. 333-270008)

FORM S-8 REGISTRATION STATEMENT (No. 333-277386)

FORM S-8 REGISTRATION STATEMENT (No. 333-277387)

Under

The Securities Act of 1933

EVERBRIDGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-2919312
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Everbridge, Inc.

25 Corporate Drive

Suite 400

Burlington, MA 01803

(818) 230-9700

(Address of principal executive offices, including zip code)

Everbridge, Inc. 2008 Equity Incentive Plan

Everbridge, Inc. 2016 Equity Incentive Plan

Everbridge, Inc. 2016 Employee Stock Purchase Plan

Everbridge, Inc. 2022 Inducement Plan

(Full title of the plan)

David Wagner

President and Chief Executive Officer

Everbridge, Inc.

25 Corporate Drive

Suite 400

Burlington, MA 01803

(Name and address of agent for service)

(818) 230-9700

(Telephone number, including area code, of agent for service)

Copies to:

Noah Webster Cara Bradley Everbridge, Inc. 25 Corporate Drive Suite 400 Burlington, MA 01803 (818) 230-9700	Jamie Leigh Kevin Cooper Brad Goldberg Cooley LLP 55 Hudson Yards New York, New York 10001 (212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”) of Everbridge, Inc., a Delaware corporation (the “Registrant”), which were previously filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”) and is being filed to deregister any and all securities that remain unsold or otherwise unissued as of the date hereof under each such Registration Statement:

1.

Registration Statement on Form S-8 (File No. 333-213679), filed with the SEC on September 16, 2016, registering (i) 1,892,637 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), issuable upon the exercise of stock option awards outstanding under the Everbridge, Inc. 2008 Equity Incentive Plan (the “2008 Plan”), (ii) 2,000,000 shares of Common Stock reserved for issuance pursuant to the Everbridge, Inc. 2016 Equity Incentive Plan (the “2016 EIP”), and (iii) 500,000 shares of Common Stock reserved for issuance pursuant to the Everbridge, Inc. 2016 Employee Stock Purchase Plan (the “2016 ESPP”).

2.

Registration Statement on Form S-8 (File No. 333-216909), filed with the SEC on March 23, 2017, registering (i) 814,520 shares of Common Stock reserved for issuance pursuant to the 2016 EIP and (ii) 200,000 shares of Common Stock reserved for issuance pursuant to the 2016 ESPP.

3.

Registration Statement on Form S-8 (File No. 333-227502), filed with the SEC on September 24, 2018, registering (i) 849,910 shares of Common Stock reserved for issuance pursuant to the 2016 EIP and (ii) 200,000 shares of Common Stock reserved for issuance pursuant to the 2016 ESPP.

4.

Registration Statement on Form S-8 (File No. 333-230032), filed with the SEC on March 1, 2019, registering (i) 891,006 shares of Common Stock reserved for issuance pursuant to the 2016 EIP and (ii) 200,000 shares of Common Stock reserved for issuance pursuant to the 2016 ESPP.

5.

Registration Statement on Form S-8 (File No. 333-236767), filed with the SEC on February 28, 2020, registering (i) 1,015,459 shares of Common Stock reserved for issuance pursuant to the 2016 EIP and (ii) 200,000 shares of Common Stock reserved for issuance pursuant to the 2016 ESPP.

6.

Registration Statement on Form S-8 (File No. 333-253639), filed with the SEC on February 26, 2021, registering (i) 1,063,483 shares of Common Stock reserved for issuance pursuant to the 2016 EIP and (ii) 200,000 shares of Common Stock reserved for issuance pursuant to the 2016 ESPP.

7.

Registration Statement on Form S-8 (File No. 333-263048), filed with the SEC on February 25, 2022, registering (i) 1,181,692 shares of Common Stock reserved for issuance pursuant to the 2016 EIP and (ii) 200,000 shares of Common Stock reserved for issuance pursuant to the 2016 ESPP.

8.

Registration Statement on Form S-8 (File No. 333-269039), filed with the SEC on December 28, 2022, registering 600,000 shares of Common Stock, reserved for issuance pursuant to the Everbridge, Inc. 2022 Inducement Plan (the “2022 Plan”).

9.

Registration Statement on Form S-8 (File No. 333-270008), filed with the SEC on February 24, 2023, registering (i) 1,203,826 shares of Common Stock reserved for issuance pursuant to the 2016 EIP and (ii) 200,000 shares of Common Stock reserved for issuance pursuant to the 2016 ESPP.

10.

Registration Statement on Form S-8 (File No. 333-277386), filed with the SEC on February 27, 2024, registering (i) 1,235,987 shares of Common Stock reserved for issuance pursuant to the 2016 EIP and (ii) 200,000 shares of Common Stock reserved for issuance pursuant to the 2016 ESPP.

11.	Registration Statement on Form S-8 (File No. 333-277387), filed with the SEC on February 27, 2024, registering 147,490 shares of Common Stock reserved for issuance pursuant to the 2022 Plan.

On July 2, 2024, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of February 29, 2024 (the “Merger Agreement”), by and among the Registrant, Everbridge Holdings, LLC, a Delaware limited liability company (formerly known as Project Emerson Parent, LLC) (“Parent”), and Project Emerson Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), which amends and restates the previously announced Agreement and Plan of Merger, dated as of February 4, 2024, by and among the Registrant, Parent and Merger Sub, Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Parent.

As a result of the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance under the Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all such securities of the Registrant registered pursuant to the Registration Statements that remain unsold or otherwise unissued as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on July 2, 2024.

Everbridge, Inc.

By:	/s/ David Wagner
David Wagner
President & Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.